TRANSGLOBE ENERGY CORPORATION

AMENDED DEFERRED SHARE UNIT PLAN

ARTICLE 1
PURPOSE

1.1 Purpose

The purpose of this Amended Deferred Share Unit Plan is to provide for the continued administration of DSUs of the Corporation following the acquisition of the Corporation by VAALCO Energy Canada ULC, a wholly-owned subsidiary of VAALCO, by way of a plan of arrangement on October 13, 2022.

ARTICLE 2
INTERPRETATION

2.1 Definitions

For purposes of the Plan:

(a) "**ABCA**" means the *Business Corporations Act* (Alberta), as such statute is amended, re-enacted or replaced from time to time;

(b) "**Account**" means an account maintained for each Participant on the books of the Corporation which will be credited with DSUs in accordance with the terms of the Plan;

(c) "**Applicable Withholding Amounts**" is defined in Section 4.6(c);

(d) "**Award**" means a grant of DSUs under the Plan;

(e) "**Award Date**" means a date on which DSUs are awarded to a Participant in accordance with Section **Error! Reference source not found.**;

(f) "**Award Notice**" means a notice containing such terms and conditions relating to an award of DSUs as the Committee may prescribe;

(g) "**Board**" means the board of directors of VAALCO;

(h) "**Business Day**" means any day other than a Saturday or Sunday on which the NYSE is open for trading;

(i) "**Committee**" means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan, provided, however, that if no Compensation Committee is in existence at any particular time and the Board has not appointed another committee of the Board to administer the Plan, all references in the Plan to "**Committee**" shall at such time be in reference to the Board;

(j) "**Corporation**" means **TransGlobe Energy Corporation** and its successors and assigns;

(k) "**Deferred Share Unit**" or "**DSU**" means a unit equivalent in value to 0.6727 of a VAALCO Share, credited by means of a bookkeeping entry on the books of VAALCO in accordance with Article 4;

(l) "**Distribution Date**" means the date specified in Section 4.6;

(m) "**Eligible Person**" means a Person entitled to participate in the Plan in accordance with Section 3.2;

(n) "**Fair Market Value**" means, at any date, the weighted average price per share at which the VAALCO Shares have traded on the NYSE during the last five (5) trading days prior to that date on which at least a board lot of VAALCO Shares has so traded or, if the VAALCO Shares are not then listed and posted for trading on the NYSE, then on such stock exchange on which the VAALCO Shares are then listed and posted for trading as may be selected for such purpose by the Board, or, if the VAALCO Shares are not then listed and posted for trading on any stock exchange, then it shall be the fair market value per VAALCO Share as determined by the Board in its sole discretion; and for such purposes, the weighted average price per share at which the VAALCO Shares have traded on the NYSE or on any other stock exchange shall be calculated by dividing (i) the aggregate sale price for all the VAALCO Shares traded on such stock exchange during the relevant five (5) trading days by (ii) the aggregate number of VAALCO Shares traded on such stock exchange during the relevant five (5) trading days;

(o) "**Final Payment Date**" means the last date upon which a Participant shall receive a Payment Amount in respect of a vested Award, which date shall not be later than the earlier of the 60th day after the Distribution Date and the end of the first calendar year commencing after the date of retirement or death;

(a) "**NYSE**" means the New York Stock Exchange;

(b) "**Participant**" means an Eligible Person who has been awarded DSUs under the Plan or to whom DSUs have been transferred in accordance with the Plan;

(c) "**Payment Amount**" means the amount calculated under Section 4.6;

(d) "**Person**" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, fund, organization or other group of organized persons, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(e) "**Plan**" means this Amended Deferred Share Unit Plan as amended, restated, supplemented or otherwise modified from time to time;

(f) "**Related Entity**" means a Person that is Controlled by the Corporation or VAALCO, as applicable;

(g) "**Section 409A**" means Section 409A of the U.S. Internal Revenue Code of 1986 (the "**Code**") and the authority and guidance issued thereunder;

(h) "**U.S. Taxpayer**" means a Participant who is a U.S. citizen, U.S. permanent resident or a Participant whose Award under this Plan would be otherwise subject to U.S. taxation under the U.S. Internal Revenue Code of 1986. Such Participant will be considered a U.S. Taxpayer solely with respect to such Award;

(i) "**VAALCO**" means VAALCO Energy, Inc. and its successors and assigns; and

(j) **"VAALCO Shares"** means shares in the common stock of VAALCO as presently constituted or, in the event of an adjustment contemplated by Section 4.8, such other number or type of securities as the Committee may determine.

2.2 Certain Rules of Interpretation

(a) Whenever the Board or, where applicable, the Committee or any sub-delegate of the Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term "discretion" means the sole and absolute discretion of the Board or the Committee or the sub-delegate of the Committee, as the case may be.

(b) As used herein, the terms "Article" and "Section" mean and refer to the specified Article or Section of this Plan.

(c) Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d) Unless otherwise specified, all references to money amounts are to Canadian currency.

(e) A Person (First Person) is considered to "Control" another Person (Second Person) if the First Person, directly or indirectly, has the power to direct the management and policies of the Second Person by virtue of:

(i) ownership of or direction over voting securities in the Second Person,

(ii) a written agreement or indenture,

(iii) being the general partner or Controlling the general partner of the Second Person, or

(iv) being a trustee of the Second Person.

ARTICLE 3
ADMINISTRATION

3.1 Administration of the Plan

(a) Subject to subsections 3.1(b) and 3.1(c), this Plan will be administered by the Committee and the Committee has sole and complete authority, in its discretion, to:

(i) interpret the Plan and prescribe, modify and rescind rules and regulations relating to the Plan;

(ii) exercise rights reserved to the Corporation or VAALCO under the Plan;

(iii) determine vesting schedules;

(iv) prescribe forms for notices to be prescribed by the Corporation or VAALCO under the Plan; and

(v) make all other determinations and take all other actions as it considers necessary or advisable for the implementation and administration of the Plan.

The Committee's determinations and actions under this Plan are final, conclusive and binding on VAALCO, the Corporation, the Participants and all other Persons.

(b) To the extent permitted by applicable law, the Committee may, from time to time, delegate to any specified officer of the Corporation all or any of the powers of the Committee under the Plan. In such event, the specified officer will exercise the powers delegated to it by the Committee in the manner and on the terms authorized by the Committee. Any decision made or action taken by the Committee or the specified officer arising out of or in connection with the administration or interpretation of this Plan in this context is final, binding and conclusive on the Corporation, VAALCO, any custodian appointed in respect of the Plan, the Participants and all other Persons.

(c) Notwithstanding subsections 3.1(a) and 3.1(b), oversight and ultimate responsibility for the Plan resides with the Board. At any time and from time to time, the Board may, in its discretion, take any action or make any decision which is otherwise delegated to the Committee or any specified officer of the Corporation or VAALCO pursuant to Section 3.1(a) or 3.1(b).

3.2 Eligibility

All directors of the Corporation and its Related Entities are eligible to participate in the Plan. VAALCO reserves the right to restrict eligibility or otherwise limit the number of Persons eligible for participation in the Plan at any time. Eligibility to participate in the Plan does not confer upon any Person a right to receive an award of DSUs pursuant to the Plan.

3.3 Consistency With Other Agreements

Notwithstanding the general terms and conditions of the Plan and any Award Notice, the terms and conditions of any Award of DSUs granted under this Plan shall, to the greatest extent possible, be made consistent with the terms and conditions of any written agreement between the Corporation and/or a Related Entity on the one hand and the Participant on the other hand, in so far as such agreement provides for the treatment of share incentives. In the event of any conflict between any written employment agreement and this Plan or any Award Notice, the written employment agreement shall govern.

3.4 Taxes

Each Participant shall be solely responsible for personal income tax payable on all payments received by the Participant in respect of vested DSUs under the Plan, although either the Corporation or VAALCO is authorized to deduct Applicable Withholding Amounts from such payments.

ARTICLE 4
AWARDS OF DEFERRED SHARE UNITS

4.1 *[Reserved]*

4.2 Vesting Period

Unless otherwise specified by the Committee on the Award date, and reflected in the Award Notice, and except as otherwise provided in this Plan, each Award will vest on the Award Date.

4.3 [*Reserved*]

4.4 Credits for Dividends

A Participant's Account shall be credited with additional DSUs as of each dividend payment date in respect of which cash dividends are paid on VAALCO Shares. The number of additional DSUs to be credited to a Participant's Account shall be computed by dividing: (a) the product of: (i) the amount of such cash dividend payable per VAALCO Share; multiplied by (ii) the aggregate number of DSUs in the Participant's Account on the relevant dividend record date multiplied by 0.6727 (such amount in this clause (a)(ii) rounded down to the nearest whole number); by (b) the Fair Market Value of the VAALCO Shares determined as of the date of payment of such dividend. Any fractional DSUs resulting from such calculation shall be rounded to the nearest whole number. For greater certainty, a fractional entitlement that is equal to or greater than 0.5 shall be shall be rounded up to the next greater whole number and a fractional entitlement that is less than 0.5 shall be rounded down to the next lesser whole number. Any such additional DSUs credited to the Participant's Account shall vest in proportion to and shall be paid under Section 4.6 in the same manner as the DSUs to which they relate. The foregoing does not obligate VAALCO to pay dividends on VAALCO Shares and nothing in this Plan shall be interpreted as creating such an obligation.

4.5 Reporting of Deferred Share Units

Statements of the DSU Accounts will be provided to Participants on an annual basis or made available on an ongoing basis by any Plan administrator.

4.6 Award Payment

(a) Within thirty (30) days following the date of retirement or death of a Participant and, in any event, no later than the Final Payment Date (the "**Distribution Date**"), the Corporation shall pay to the Participant or, if Section 4.7 applies, to the Participant's estate, an amount equal to the product of: (i) the Fair Market Value of the VAALCO Shares as of the date of retirement or death of the Participant; multiplied by: (ii) the number of DSUs in the Participant's Account multiplied by 0.6727 (such amount in this clause (ii) rounded down to the nearest whole number) (the "**Payment Amount**"), less any Applicable Withholding Amounts. Notwithstanding the foregoing, the Payment Amount, less any Applicable Withholding Amounts, owing to a Participant shall be satisfied, subject to Section 4.6(b), by a cash payment to the Participant. As of the Distribution Date, the DSUs in respect of which such an amount is paid shall be cancelled and no further payments shall be made to the Participant under the Plan in relation to such DSUs.

(b) VAALCO may, in its sole discretion, satisfy, in whole or in part, the Corporation's cash payment obligation in Section 4.6(a) by (i) issuing a number of VAALCO Shares from treasury, or (ii) instructing any Plan administrator or an independent broker or purchasing agent to acquire a number of fully paid VAALCO Shares on the open market on behalf of the Participant, or if applicable, the Participant's estate, equal to, in each case, the number of vested DSUs in the Participant's Account multiplied by 0.6727, rounded down to the nearest whole number. In such cases, VAALCO will issue from treasury, or direct an independent broker to purchase such VAALCO Shares on the open market and, in each case, deliver such shares to the Participant, or if applicable, the Participant's estate. The Corporation or VAALCO will pay any administrative fees associated with or related to the payment of the Payment Amount under this paragraph.

(c) The Corporation or VAALCO shall deduct from the Payment Amount, regardless of whether the Payment Amount is paid in cash or in shares, a cash amount or number of VAALCO Shares

equivalent to the amount of taxes and other amounts as the Corporation may be required by law to withhold, as the Corporation or VAALCO determines (the "**Applicable Withholding Amounts**").

4.7 Death of Participant

Notwithstanding Section 4.6, but subject to any express resolution passed by the Committee, upon the death of a Participant, any Payment Amount, less applicable withholdings, owed on DSUs granted to a Participant under the Plan shall be paid to the deceased Participant's estate prior to the Final Payment Date.

4.8 Adjustments to Deferred Share Units

In the event of any subdivision, consolidation, stock dividend, capital reorganization, reclassification, exchange, or other change with respect to the VAALCO Shares, or a consolidation, amalgamation, merger, spin-off, sale, lease or exchange of all or substantially all of the property of VAALCO or other distribution of VAALCO's assets to shareholders (other than the payment of dividends in respect of the VAALCO Shares as contemplated by Section 4.4), the Account of each Participant and the DSUs outstanding under the Plan shall be adjusted in such manner, if any, as the Committee may in its discretion deem appropriate to preserve, proportionally, the interests of Participants under the Plan.

4.9 [*Reserved*]

4.10 [*Reserved*]

ARTICLE 5
GENERAL

5.1 Special Provisions for U.S. Taxpayers

Schedule A is incorporated by reference with respect to US Taxpayers.

5.2 Amendment, Suspension, or Termination of Plan

(a) The Committee may from time to time amend or suspend the Plan in whole or in part and may at any time terminate the Plan without prior notice. However, any such amendment, suspension or termination shall not adversely affect the DSUs previously granted to a Participant at the time of such amendment, suspension or termination, without the consent of the affected Participant. Notwithstanding the foregoing, any amendment of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Regulations under the *Income Tax Act* (Canada) or any successor provision thereto.

(b) If the Committee suspends or terminates the Plan, no new DSUs will be credited to the account of a Participant; however, previously credited DSUs shall remain outstanding but shall not be entitled to Dividend Equivalents following suspension or termination unless at the time of suspension or termination the Committee determines that the entitlement to Dividend Equivalents during suspension or after termination, as applicable, should be continued.

(c) The Committee shall not require the consent of any affected Participant in connection with a termination of the Plan in which the vesting of all DSUs held by the Participant are accelerated and the Payment Amount (less Applicable Withholding Amount) is paid to the Participant in respect of all such DSUs.

(d) The Plan will terminate on the date upon which no further DSUs remain outstanding provided that such termination is confirmed by a resolution of the Committee.

5.3 Compliance with Laws

The administration of the Plan shall be subject to and made in conformity with all applicable laws and any regulations of a duly constituted regulatory authority.

5.4 Participant's Entitlement

Except as otherwise provided in this Plan, DSUs previously granted under this Plan, whether or not then vested, are not affected by any change in the relationship between, or ownership of, the Corporation and a Related Entity. For greater certainty, all DSUs remain valid in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, a Related Entity ceases to be a Related Entity.

5.5 Reorganization of the Corporation or VAALCO

The existence of any DSUs shall not affect in any way the right or power of the Corporation or VAALCO or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation's or VAALCO's capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Corporation or VAALCO or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation or VAALCO, or any amalgamation, combination, merger or consolidation involving the Corporation or VAALCO or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

5.6 Assignment

Rights and obligations under the Plan may be assigned by the Corporation or VAALCO to a successor in the business of the Corporation or VAALCO, any company resulting from any amalgamation, reorganization, combination, merger or arrangement of the Corporation or VAALCO, or any corporation acquiring all or substantially all of the assets or business of the Corporation or VAALCO.

A DSU is personal to the Participant and is non-assignable. No DSU granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Participant, whether voluntarily or by operation of law, otherwise than by testate succession or the laws of descent and distribution, and any attempt to do so will cause such DSU to be null and void. During the lifetime of the Participant, a vested DSU shall be redeemable only by the Participant and, upon the death of a Participant, the person to whom the rights shall have passed by testate succession or by the laws of descent and distribution may redeem any vested DSUs in accordance with the provisions of Article 4.

5.7 DSUs Non-Transferable

DSUs are non-transferable and non-assignable. Certificates representing DSUs will not be issued.

5.8 Participation is Voluntary; No Additional Rights

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation or VAALCO to ensure the

continued employment or service of such Participant. Nothing in this Plan shall be construed to provide the Participant with any rights whatsoever to participate or to continue participation in this Plan, or to compensation or damages in lieu of participation, whether upon termination of the Participant's employment or otherwise. Neither the Corporation nor VAALCO assumes responsibility for the personal income tax liability or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

5.9 No Shareholder Rights

Under no circumstances shall DSUs be considered VAALCO Shares or other securities of the Corporation or VAALCO, other than for the purpose of director minimum share ownership requirements of the Corporation or VAALCO, nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of VAALCO Shares or other securities of the Corporation or VAALCO, nor shall any Participant be considered the owner of VAALCO Shares by virtue of the Award of DSUs.

5.10 Unfunded and Unsecured Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and neither the Corporation nor VAALCO will secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of DSUs under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation or VAALCO.

5.11 Market Fluctuations

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of VAALCO Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. Neither the Corporation nor VAALCO make any representation or warranty to Participants with respect to the Plan or the VAALCO Shares whatsoever. In seeking the benefits of participation in the Plan, a Participant agrees to accept all risks associated with a decline in the market price of VAALCO Shares.

5.12 Participant Information

Each Participant shall provide the Corporation or VAALCO with all information (including personal information) required by the Corporation or VAALCO in order to administer to the Plan. Each Participant acknowledges that information required by the Corporation or VAALCO in order to administer the Plan may be disclosed to any custodian in respect of the Plan and any other third parties in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation or VAALCO to make such disclosure on the Participant's behalf.

5.13 Indemnification

Every director of the Corporation or VAALCO will at all times be indemnified and saved harmless by VAALCO from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the director, otherwise than by the Corporation or VAALCO, for or in respect of any act done or omitted by the director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

5.14 Effective Date of the Plan

This Plan becomes effective on a date to be determined by the Board.

5.15 Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein, without regard to principles of conflict of laws.

APPROVED by the Board of Directors of TransGlobe the 20th day of May, 2014 and amended on October 12, 2022 (with an effective date and time of October 13, 2022 at 11:35 p.m. (Calgary time)).

TRANSGLOBE ENERGY CORPORATION

DocuSigned by:

By: ______________________

25B08E42A22A48F...

Per: Randall Neely
Title: President and Chief Executive Officer

SCHEDULE A

RULES APPLICABLE TO U.S. TAXPAYERS

This Annex A modifies the terms of the Plan and applies to Participants who are U.S. Taxpayers to the extent their DSUs may be subject to taxation in the United States. Terms defined in the Plan and used herein shall have the meanings set forth in the Plan document, as amended from time to time.

1. **"US Taxpayer"** means a Participant whose compensation from the Corporation or any of its Related Entities is subject to Section 409A. Separation Date means the date that a US Taxpayer has a Separation from Service. "Separation From Service" shall mean that employment with the Corporation and any entity that is to be treated as a single employer with the Corporation for purposes of United States Treasury Regulation Section 1.409A-1(h) terminates such that it is reasonably anticipated that no further services will be performed.

2. Exemption from Section 409A.

Notwithstanding any provision of the Plan to the contrary, it is intended that DSUs granted under the Plan to US Taxpayers be exempt from Section 409A, and all provisions of the Plan and/or Award Notice shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. No DSU shall be granted to a US Taxpayer if such grant is not permitted under Section 409A. Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Taxpayer in connection with the Plan (including any taxes and penalties under Section 409A). No provision of this Plan or amendment to this Plan may permit the acceleration of payments under this Plan to U.S. Taxpayers contrary to the provisions of Section 409A. However, the Corporation does not warrant that the Plan will be exempt from or comply with Section 409A with respect to any Plan participant or with respect to any payment. In no event shall the Corporation or VAALCO nor any director, officer, or employee of the Corporation or VAALCO nor any member of the Compensation Committee be liable for (or have any obligation to indemnify or hold harmless any US Taxpayer for) any additional tax, interest, or penalty incurred by a participant as a result of the Plan's failure to satisfy the requirements of Section 409A, or as a result of the Plan's failure to satisfy any other requirements of applicable tax laws

3. **Extension**: Section 4.7(c)(ii) shall not be applicable for any US Taxpayer to the extent that it would result in the DSUs being subject to Section 409A.

4. Adjustments to DSUs.

Notwithstanding the Plan or any provision of the Award Notice to the contrary, in connection with any adjustment to the DSUs (including under Section 4.11), the adjustment shall be adjusted in a manner intended to keep the DSUs exempt from Section 409A.

5. Amendment of Appendix.

The Board shall retain the power and authority to amend or modify this Appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with Section 409A. Such amendments may be made without the approval of any US Taxpayer.

6. Non-transferability of Awards.

Notwithstanding any provision of the Plan, except as otherwise set forth in the applicable Award Notice, no DSU or any interest or participation therein may be transferred (other than by will or by the laws of descent and distribution) if such transfer would result in the imposition of penalty taxes under Section 409A.

7. Distributions to Specified Employees.

Solely to the extent required by Section 409A, any payment in respect of an DSU which has become payable on or following Separation from Service (as set forth in Section 409A(a)(2)(A)(i) of the Code) to any US Taxpayer who is determined to be a Specified Employee shall not be paid before the date which is 6 months after such Specified Employee's Separation from Service (or, if earlier, the date of death of such Specified Employee). Following any applicable 6 month delay of payment, all such delayed payments shall be made to the Specified Employee in a lump sum on the earliest possible payment date. Specified Employee" means a US Taxpayer who meets the definition of "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code.